SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 2, 2004

HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	001-15141 (Commission File Number)	38-0837640 (IRS Employer Identification no.)

855 East Main Avenue Zeeland, Michigan (Address of principal executive office)	49464 (Zip Code)

(616) 654-3000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.         Other Events

Herman Miller, Inc. issued a press release on June 2, 2004 announcing the appointment of J. Barry Griswell, Chairman, President and CEO of the Principal Financial Group, to its Board of Directors, effective July 26, 2004.

Item 7.         Financial Statements and Exhibits

Exhibits.

99.1     Press release dated June 2, 2004.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 2, 2004	HERMAN MILLER, INC. (Registrant) By: /s/ Elizabeth A. Nickels —————————————— Elizabeth A. Nickels Its: Chief Financial Officer

EXHIBIT INDEX

99.1     Press release dated June 2, 2004.

EXHIBIT 99.1

Release Date Contact Address Internet	Immediate
June 2, 2004
Mark Schurman (616) 654 5498 or mark_schurman@hermanmiller.com
Bruce Buursma (616) 654 5770 or bruce_buursma@hermanmiller.com
Herman Miller, Inc., 855 East Main Avenue, PO Box 302, Zeeland, MI 49464-0302
www.hermanmiller.com

Leader of the Principal Financial Group Named to Herman Miller Board of Directors

J. Barry Griswell will join the Herman Miller Board of Directors at the next quarterly meeting of the board on July 26 and 27, 2004.

Griswell is the Chairman, President and CEO of the Principal Financial Group, headquartered in Des Moines, Iowa, and serving more than 15.6 million customers worldwide from offices in North America, Latin America, Europe, Asia and Australia. He has led the company through a period of dramatic growth and a successful initial public offering. The Principal Financial Group is a member of the Fortune 500 and has $149.8 billion in assets under management. The company is publicly traded on the New York Stock Exchange under the ticker symbol PFG.

Griswell has more than 30 years of experience in the financial services industry. Prior to joining The Principal, he served as President and CEO of MetLife Marketing Corporation.

A native of Atlanta, Griswell graduated in 1971 from Berry College in Rome, Georgia. He earned a master’s degree from Stetson University in Deland, Florida. He is a board member of the American Council of Life Insurers, the American Council for Capital Formation and the Business Roundtable. He is the president of the Federation of Iowa Insurers, and Chair of the Greater Des Moines Partnership.

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In 2004, Griswell received the Ellis Island Medal of Honor for outstanding contributions to American Society. In 2003, Griswell was named a Horatio Alger Association Distinguished American Award winner, and he has been inducted into the Iowa Business Hall of Fame. He lives in Des Moines with his wife, Michele Irwin Griswell.

Herman Miller provides complete solutions that help create great places to work. Through research, design, manufacture, and distribution of innovative interior furnishings, complemented by furniture management and strategic consulting services, the company serves organizations and individuals around the world. During fiscal 2003, Herman Miller’s award-winning products and services generated $1.34 billion in revenue. The company was also again named among Business Ethics magazine’s “100 Best Corporate Citizens” and was the recipient of the prestigious National Design Award for product design from the Smithsonian Institution’s Cooper-Hewitt, National Design Museum. In 2004, Herman Miller was cited in Fortune magazine as the “Most Admired” company in its industry—for the sixteenth time in the 18 years the industry has been included in the annual survey of industry executives, board members and independent analysts. Notably, for the key attribute of “innovation,” the company was ranked fourth among all companies surveyed. Herman Miller trades on the NASDAQ stock market under the symbol MLHR. For additional information visit HermanMiller.com.

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